Exhibit 99.1

Execution Version

SUBSCRIPTION AGREEMENT

This subscription agreement (this “Subscription Agreement”) is made as of January 28, 2019, by and among the Investors identified on the signature pages hereto (“Investors”), and Kiniksa Pharmaceuticals, Ltd., a Bermuda exempted company (the “Company”), and the parties hereto agree as follows:

1.	Subscription.

(a) The Company has authorized the sale and issuance to the Investors (the “Offering”) of up to 2,000,000 of the Company’s Class A1 common shares, par value $0.000273235 per share, at a price per share equal to the public offering price (the “Subscription Price”) in the concurrent public offering (the “Public Offering”) of the Company’s Class A common shares, par value $0.000273235 per share, pursuant to a registration statement on Form S-1 (the “Registration Statement”). The amount to be paid by each Investor to the Company for such Investor’s Shares shall be equal to the number of Shares set forth opposite such Investor’s name on Schedule A attached hereto multiplied by the Subscription Price.

(b) Assuming the accuracy of the Investors’ representations and warranties set forth in Section 4, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Shares by the Company to the Investors as contemplated hereby.

(c) At the Closing (as defined in Section 2(a) below), the Company and the Investors agree that the Investors will purchase from the Company and the Company will issue and sell to the Investors, upon the terms and conditions set forth herein, the Shares in exchange for the aggregate Subscription Price. The Investors acknowledge that the Offering is not being underwritten and that there is no minimum offering amount.

(d) This Subscription Agreement will involve no obligation or commitment of any kind until this Subscription Agreement is accepted and countersigned by or on behalf of the Company.

2.	Closing and Delivery of the Shares and Funds.

(a) The completion of the purchase and sale of the Shares (the “Closing”) shall take place at the offices of Latham & Watkins LLP (“Latham”), 885 Third Avenue, New York, NY 10028 (or such other location as the parties shall mutually agree) at substantially the same time as the closing of the Public Offering or at such other time and location as the Company and the Investors shall agree.

(b) At the Closing: (a) the Company shall cause the Company’s transfer agent to register in book-entry form the Shares, in the name of the Investors and (b) the Investors shall cause the aggregate Subscription Price for the Shares to be delivered to the Company by wire transfer of United States dollars in immediately available funds to an account specified by the Company.

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(c) The Company’s obligation to issue and sell the Shares to the Investors and the Investors’ obligation to purchase the Shares from the Company shall be subject to (i) the Registration Statement being declared effective by the Securities and Exchange Commission and (ii) the satisfaction of the conditions set forth in Section 8 of the underwriting agreement for the Public Offering to be entered into by the Company and the representatives of the several underwriters of the Public Offering.

3.	Representations, Warranties and Covenants of the Company. The Company acknowledges, represents and warrants to, and agrees with, the Investors that:

(a) The Company has the requisite right, power and authority to enter into this Subscription Agreement, to authorize, issue and sell the Shares as contemplated by this Subscription Agreement and to perform and to discharge its obligations hereunder; and this Subscription Agreement has been duly authorized, executed and delivered by the Company.

(b) The Shares to be issued and sold by the Company to the Investors under this Subscription Agreement have been duly authorized and the Shares, when issued and delivered against payment therefor as provided in this Subscription Agreement, will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights.

(c) The execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby will not: (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, (ii) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument or obligation or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, or (iii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s Memorandum of Association and Amended and Restated Bye-Laws, except in the case of clauses (i) and (ii) such breaches, violations, defaults, or conflicts which are not, individually or in the aggregate, reasonably likely to result in a material adverse effect upon the business, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under the Subscription Agreement.

4.	Representations, Warranties and Covenants of the Investors. Each Investor acknowledges, represents and warrants to, and agrees with, the Company that:

(a) The Investor has full right, power, authority and capacity to enter into this Subscription Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Subscription Agreement.

(b) The Investor acknowledges its understanding and agreement that the Shares are being offered in a transaction not involving any public offering within the Unites States within the meaning of the Securities Act, or in a distribution in violation of the Securities Act or any jurisdiction, that the Shares have not been registered under the Securities Act or the securities laws of any jurisdiction and, unless so registered, may not be sold except as exempt from registration under the Securities Act.

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(c) The Investor acknowledges its understanding that the Offering and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) of the Securities Act and that the Company is relying on the Investor’s representations and warranties in connection with this exemption. In furtherance thereof, the Investor represents and warrants to the Company and its affiliates as follows:

i.	The execution, delivery and performance of this Subscription Agreement by the Investor are within the powers of the Investor, have been duly authorized and will not: (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Investor is subject, or by which any property or asset of the Investor is bound or affected; or (ii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Investor’s charter documents. The signature on this Subscription Agreement is genuine, and the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable in accordance with its terms.

ii.	The Investor has a substantive, pre-existing relationship with the Company and the management of the Company.

iii.	The Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act, and that it is also a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended. To the extent that the Investor is utilizing or has utilized a representative to assist the Investor in the evaluation of an investment in the Shares, the Investor has provided the requested information about such representative to the Company.

iv.	The Investor realizes that the basis for exemption would not be available if the Offering was part of a plan or scheme to evade registration provisions of the Securities Act or any applicable state or federal securities laws.

v.	The Investor is acquiring its Shares solely for the Investor’s own beneficial account (and not for the account of others), for investment purposes, and not with a view towards, or resale in connection with, any distribution of such Shares in violation of the Securities Act.

vi.	The Investor acknowledges and understands that the Shares may not be resold by the Investor unless such resale is registered under the Securities Act or such resale is effected pursuant to a valid exemption from the registration requirements of the Securities Act.

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vii.	The Investor has adequately analyzed the risks of an investment in the Company and the Shares and determined, based upon the Investor’s own judgment, due diligence and advice from any advisor as the Investor has deemed necessary and not upon any view expressed by any other person or entity, that an investment in the Company and the Shares are a suitable investment for the Investor and that the Investor has the financial ability at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Company and the Shares, has adequate means for providing for its current needs and contingencies, and has no need for liquidity with respect to an investment in the Company.

viii.	The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company and the Shares (and has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision) and is aware that there are substantial risks incident to the purchase of the Shares.

ix.	The Investor has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering and the business, financial condition, results of operations and prospects of the Company. The Investor has had access to such information concerning the Company and the Shares as it deems necessary to make an informed investment decision concerning the purchase of the Shares.

x.	In making its investment decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor.

xi.	The Investor became aware of this Offering, and the Shares were offered to the Investor, solely by direct contact between the Investor and the Company, and not by any other means, and the Investor is unaware of, and is in no way relying on, any form of general solicitation or general advertising, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or electronic mail over the Internet, in connection with the Offering and is not subscribing for Shares and did not become aware of the Offering through or as a result of any seminar or meeting to which the Investor was invited by, or any solicitation of a subscription by, a person not previously known to the Investor in connection with investments in securities generally.

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(d) The Investor will not sell or otherwise transfer any Shares without either registration under the Securities Act or an exemption therefrom, and fully understands and agrees that the Investor must bear the economic risk of its purchase because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available. In particular, the Investor is aware that the Shares are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Investor also understands that, except as set forth in that certain Second Amended and Restated Investors Rights Agreement, dated as of February 9, 2018, by and among the Company and the other parties thereto, the Company is under no obligation to register the Shares on behalf of the Investor or to assist the Investor in complying with any exemption from registration under the Securities Act or applicable state securities laws. The Investor understands that the Company or its transfer agent may establish procedures for approval of transfers, including transfers sought to be permitted under Rule 144, which may result in delays in desired sales or transfers by Investor.

(e) The Investor understands and agrees that the certificates for the Shares shall bear substantially the following legend (the “Restrictive Legend”) until such Shares shall have been registered under the Securities Act and effectively disposed of in accordance with a registration statement that has been declared effective:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

(f) The Investor’s signature page sets forth all securities of the Company held or beneficially owned by such Investor as of the date hereof. Such Investor does not hold or beneficially own any other securities of the Company, except as indicated on the signature page hereto.

5.	Miscellaneous.

(a) Entire Agreement; Modifications. Except as otherwise provided herein, this Subscription Agreement constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription Agreement. This Subscription Agreement may be modified only in writing signed by the signed by the Company and the Investors.

(b) Counterparts. This Subscription Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery of a facsimile or PDF.

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(c) Notices. All notices or other communications required or permitted to be provided hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed e-mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company or the Investors, as applicable, at the address for such recipient listed on the signature pages hereto or at such other address as such recipient has designated by two days advance written notice to the other parties hereto.

(d) Governing Law. This Subscription Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.

(e) WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement effective as of the date first written above.

COMPANY:

Kiniksa Pharmaceuticals, Ltd.

By:	/s/ Tom Beetham

Name:	Tom Beetham

Title:	EVP, Chief Legal Officer and Corporate Development

Address:	c/o Kiniksa Pharmaceuticals Corp.
100 Hayden Avenue
Lexington, MA 02421
Attn: General Counsel

Email Address:	tbeetham@Kiniksa.com

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement effective as of the date first written above.

INVESTORS:

Baker Brothers Life Sciences, L.P.

By: BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By:	/s/ Scott L. Lessing

Name:	Scott L. Lessing

Title:	President

Address:

Email Address:

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement effective as of the date first written above.

INVESTORS:

667, L.P.

By: BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:	/s/ Scott L. Lessing

Name:	Scott L Lessing

Title:	President

Address:

Email Address:

[Signature Page to Subscription Agreement]

Schedule A

Number of Shares

Investor	Number of Shares
Baker Brothers Life Sciences, L.P.
667, L.P.
Total	2,000,000